Exhibit 4.4


                                      Supplementary Bond Terms Notice:
                                      SMHL Global Fund No. 9 - Liquidity
                                      Notes

                                      Perpetual Limited
                                      ABN 86 000 431 827

                                      and

                                      ME Portfolio Management Limited
                                      ABN 79 005 964 134













               Freehills
               ---------

               MLC Centre Martin Place Sydney New South Wales 2000 Australia Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
               www.freehills.com  DX 361 Sydney

               SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
               Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

               Reference LGR:OMT:36G

--------------------------------------------------------------------------------

Table of contents

Clause                                                                      Page


1     Function                                                                 1

2     Definitions and Interpretation                                           1

      2.1     Definitions                                                      1
      2.2     Incorporation of Master Trust Deed Definitions                   3
      2.3     Interpretation                                                   3

3     Interest on the Liquidity Note                                           3

      3.1     Interest                                                         3
      3.2     Calculation of Interest                                          3
      3.3     Payment of Interest                                              3

4     Payment of Principal on the Notes                                        4

      4.1     Final Maturity Date                                              4
      4.2     Reduction in Principal balance                                   4
      4.3     Cancellation on Repayment                                        4

5     Notes Callable at Option of Trustee                                      4

6     Cash collateral                                                          4

7     Distribution of collections                                              5

      7.1     Distribution of Collections                                      5
      7.2     Rights for Repayment of Principal                                5

8     Notifications of calculations etc                                        5

9     Notice to Noteholders                                                    5

10    Restriction on transfer                                                  5

11    Rating Agency requirements                                               6

      11.1    Designated Rating Agencies                                       6
      11.2    Designated Ratings                                               6
      11.3    Investment of Fund                                               6

12    Miscellaneous                                                            6

      12.1    Banking Day                                                      6
      12.2    Provisions of the Master Trust Deed to Apply Other
              Than as Set Out Herein                                           6
      12.3    Limitation of Liability                                          6
      12.4    Know Your Customer                                               6

--------------------------------------------------------------------------------

      12.5    Compliance with Regulation AB                                    7
      12.6    Direction of claims by the Manager                              12
      12.7    Direction of defence of claims                                  12

13    Financial Default                                                       13

14    Attorney                                                                13

Schedule A - Servicing Criteria to be addressed in assessment of compliance   15

Schedule B - Servicing Criteria to be addressed in assessment of compliance   16


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Supplementary Bond Terms Notice
SMHL Global Fund No. 9 - Liquidity Notes


To:     Perpetual Limited
        ABN 86 000 431 827
        as trustee of the SMHL Global Fund No. 9
        (Trustee)

From:   ME Portfolio Management Limited
        ABN 79 005 964 134
        as manager of the SMHL Global Fund No. 9
        (Manager)

--------------------------------------------------------------------------------

1    Function

           This Supplementary Bond Terms Notice:

           (a) accompanies a Securitisation Fund Bond Issue Direction dated 3 October 2006 as the same may be amended from time to time, in relation to a proposed issue of Notes by the Trustee;

           (b) sets out the Supplementary Bond Terms for the Notes comprised in the Class named in the Bond Issue Direction as the "SMHL Global Fund No. 9 - Liquidity Notes"; and

           (c) shall be entered into the Register by the Trustee pursuant to clause 23.1(f) of the Master Trust Deed.

--------------------------------------------------------------------------------

2    Definitions and Interpretation

     2.1   Definitions

           In this Supplementary Bond Terms Notice (including clause 1), unless the context indicates a contrary intention:

           Bond Issue Direction means the Securitisation Fund Bond Issue Direction referred to in clause 1(a).

           Class A Note has the meaning given to it in the SMHL Global Fund No. 9 Bond Terms.

           Class B Note has the meaning given to it in the SMHL Global Fund No. 9 Bond Terms.

           Commission has the meaning given to it in the SMHL Global Fund No. 9 Bond Terms.

           Exchange Act has the meaning given to it in the SMHL Global Fund No. 9 Bond Terms.

--------------------------------------------------------------------------------

         Final Maturity Date means the earlier of:

           (a)   9 November 2039; and

           (a) the date declared to be the Final Maturity Date in accordance with clause 5.

           Fitch Ratings means Fitch Australia Pty Ltd.

           Interest Amount means, in relation to a Liquidity Note and an Interest Period, interest on that Liquidity Note for that Interest Period calculated in accordance with clause 3.2.

           Interest Period has the same meaning as in the SMHL Global Fund No. 9 Bond Terms for Class B Notes.

           Interest Rate has, in relation to an Interest Period, the same meaning as in the SMHL Global Fund No. 9 Bond Terms for Liquidity Notes.

           Issue Date means the Bond Issue Date relating to the Liquidity Notes.

           Liquidity Notes means the Bonds (as defined in the Master Trust Deed) comprised in the Class named in the Bond Issue Direction as "SMHL Global Fund No. 9 - Liquidity Notes", issued by the Trustee pursuant to the Bond Issue Direction and in accordance with the Master Trust Deed.

           Liquidity Noteholder means initially P.T. Limited (as nominee for Perpetual Limited as trustee for the Superannuation Members' Home Loans Warehousing Trust 2004-1), and thereafter each person who is from time to time entered in the Register as the holder of a Liquidity Note.

           Manager means ME Portfolio Management Limited.

           Master Trust Deed means the Master Trust Deed dated 4 July 1994 made between the Trustee and the Manager and providing for the establishment of a series of separate trusts known collectively as the Superannuation Members' Home Loans Trusts, as amended and restated from time to time.

           Moody's means Moody's Investors Service Pty Limited.

           Original Principal Balance means, in relation to a Liquidity Note, the initial Face Value of the Liquidity Note.

           Outstanding Principal Balance means, at any time in relation to a Liquidity Note, the Original Principal Balance of the Liquidity Note minus all repayments of principal made in relation to the Liquidity Note.

           Payment Date has the same meaning as in the SMHL Global Fund No. 9 Bond Terms for Class B Notes.

           Principal Collections has the same meaning as in the SMHL Global Fund No. 9 Bond Terms.

           Regulation AB has the meaning given to it in the SMHL Global Fund No. 9 Bond Terms.

           S&P means Standard and Poor's (Australia) Pty Limited.

           Securitisation Fund means the Securitisation Fund established under the Master Trust Deed known as the SMHL Global Fund No. 9.

--------------------------------------------------------------------------------

           Security Trust Deed means the Security Trust Deed for the Securitisation Fund.

           SMHL Global Fund No. 9 Bond Terms means the Supplementary Bond Terms Notice dated on or about the date of this Supplementary Bond Terms Notice in respect of the Securitisation Fund and providing terms of issue for the Class A Notes and Class B Notes.

           Trustee means Perpetual Limited, in its capacity as trustee of the Securitisation Fund.

     2.2   Incorporation of Master Trust Deed Definitions

           Subject to clause 2.1, each term or expression used herein that is defined in the Master Trust Deed (as amended by the SMHL Global Fund No. 9 Bond Terms) and is not defined herein shall have the same meaning herein unless the context otherwise requires or unless otherwise defined herein.

     2.3   Interpretation

           The provisions of clause 1.2 of the Master Trust Deed shall be incorporated, mutatis mutandis, into this Supplementary Bond Terms Notice, except that references to the SMHL Global Fund No. 9 Bond Terms are to the SMHL Global Fund No. 9 Bond Terms as at the Issue Date.

--------------------------------------------------------------------------------

3    Interest on the Liquidity Note

     3.1   Interest

           Each Liquidity Note bears interest calculated, and payable in arrears, in accordance with this clause 3 and clause 7 until the Final Maturity Date or the date on which the Outstanding Principal Balance of the Liquidity Note is reduced to zero (whichever is the earlier).

     3.2   Calculation of Interest

           Interest on each Liquidity Note is calculated for each Interest
           Period:

           (a) on the daily Outstanding Principal Balance of the Liquidity Note during that Interest Period;

           (b) at the Interest Rate for the Liquidity Note for that Interest Period; and

           (c) on the actual number of days in that Interest Period and assuming a year of 365 days.

     3.3   Payment of Interest

           On each relevant Payment Date, the Manager must direct the Trustee to pay, and the Trustee must, subject to clause 7, pay the Interest Amount for each Liquidity Note for the Interest Period to which that relevant Payment Date relates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4    Payment of Principal on the Notes

     4.1   Final Maturity Date

           The Outstanding Principal Balance of each Liquidity Note must, subject to clause 7, be repaid in full on the Final Maturity Date.

     4.2   Reduction in Principal balance

           On each relevant Payment Date, the Trustee must (at the direction of the Manager) comply with clause 5.5 of the SMHL Global Fund No. 9 Bond Terms and each repayment of principal of the Liquidity Notes must be applied as between each Liquidity Note as the Manager may from time to time determine until the Outstanding Principal Balance for each Liquidity Note is reduced to zero. Each payment of principal in respect of a Liquidity Note under this Supplementary Bond Terms Notice reduces the Outstanding Principal Balance of the Liquidity Note by the amount of that payment. The Trustee has no obligation to make any payment under this clause 4 in respect of the Liquidity Notes in excess of the Outstanding Principal Balance of the Liquidity Notes immediately prior to that payment being made.

     4.3   Cancellation on Repayment

           Upon the reduction of the Outstanding Principal Balance of the Liquidity Notes to zero by repayment of principal in accordance with this Supplementary Bond Terms Notice and payment of all the Interest Amounts in relation to that Liquidity Bond, the Liquidity Note is cancelled.

--------------------------------------------------------------------------------

5    Notes Callable at Option of Trustee

           If the Trustee declares a date to be the Final Maturity Date of the Notes issued pursuant to the SMHL Global Fund No. 9 Bond Terms in accordance with the SMHL Global Fund No. 9 Bond Terms, the Trustee must declare, and the Manager must direct the Trustee to declare, by giving not less than 5 Banking Days notice to the Liquidity Noteholder, that same date to be the Final Maturity Date for the Liquidity Notes.

--------------------------------------------------------------------------------

6    Cash collateral

           The Trustee and Manager must:

           (a) comply with the terms of clause 5 of the SMHL Global Fund No. 9 Bond Terms; and

           (b) not make any variation or amendment to the SMHL Global Fund No. 9 Bond Terms without the consent of the Liquidity Noteholder.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7    Distribution of collections

     7.1   Distribution of Collections

           Subject to the terms of the Security Trust Deed, on each relevant Payment Date, the Trustee must apply the Interest Collections and the Principal Collections for the relevant Calculation Period in accordance with the SMHL Global Fund No. 9 Bond Terms.

     7.2   Rights for Repayment of Principal

           The rights of the Liquidity Noteholder to receive payment of or towards the Outstanding Principal Balance are subject to clause 6.3 of the SMHL Global Fund No. 9 Bond Terms.

--------------------------------------------------------------------------------

8    Notifications of calculations etc

           The Manager must, not later than two Banking Days before each relevant Payment Date advise the Trustee in writing of the Outstanding Principal Balance of all Liquidity Notes following the making of all payments to be made on that relevant Payment Date in accordance with the SMHL Global Fund No. 9 Bond Terms and this Supplementary Bond Terms Notice.

--------------------------------------------------------------------------------

9    Notice to Noteholders

           (a) (Notices): The Manager shall from time to time advise the Liquidity Noteholder of the Interest Amount, Principal Entitlement and Outstanding Principal Balance on the Liquidity Notes.

           (b) (Method of Notices): A notice to the Liquidity Noteholder pursuant to clause 9(a) must be given in writing sent to the address or facsimile number of the Liquidity Noteholder then appearing in the Register.

           (c) (Non-Receipt): The Manager shall not be liable for the accidental omission to give to, or the non-receipt or late receipt by, the Liquidity Noteholder of a notice pursuant to this clause 9.

--------------------------------------------------------------------------------

10   Restriction on transfer

           For the purposes of clause 8.1 of the Master Trust Deed the Liquidity Noteholder may not transfer any Liquidity Note without the prior written consent of the trustee for the time being of the Fund on whose behalf it holds Liquidity Notes, the Security Trustee and provided the Manager has received from each Designated Rating Agency a confirmation that there will be no adverse change to the rating of the Notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

11   Rating Agency requirements

     11.1  Designated Rating Agencies

           The Designated Rating Agencies for the Liquidity Notes are Moody's, S&P and Fitch Ratings.

     11.2  Designated Ratings

           The Liquidity Notes are not rated and have no Designated Rating.

     11.3  Investment of Fund

           The Trustee and the Manager must comply with the SMHL Global Fund No. 9 Bond Terms insofar as they relate to:

           (a) the investment of the Assets of the Fund in Authorised Investments; and

           (b) the exercise of their respective powers under the Master Trust Deed with respect to the setting of the rate of interest payable on or in respect of Loans secured by Mortgages comprised in the Assets of the Fund.

--------------------------------------------------------------------------------

12   Miscellaneous

     12.1  Banking Day

           Where any determination, date, payment, matter or thing falls under this Supplementary Bond Terms Notice on a day which is not a Banking Day, then such determination, date, payment, matter or thing shall be done or extended to the first Banking Day thereafter.

     12.2 Provisions of the Master Trust Deed to Apply Other Than as Set Out Herein

           Other than as expressly set out herein, or inconsistent with this Supplementary Bond Terms Notice, but subject to clause 12.3, the provisions of the Master Trust Deed shall apply to all Notes and to all Noteholders.

     12.3  Limitation of Liability

           Without derogating from the generality of clause 12.2 nothing in this Supplementary Bond Terms Notice shall, nor shall it be construed as, limiting or in any way affecting the full operation of clause 26 of the Master Trust Deed.

     12.4  Know Your Customer

           Subject to any confidentiality, privacy or general trust law obligations owed by the Trustee to Bondholders and any applicable confidentiality or privacy laws, except to the extent those obligations or laws are overridden by applicable anti-money laundering or counter-terrorism financing laws, each party hereto (Information Provider) agrees to provide any information and documents reasonably required by another party hereto (Information Receiver) for the Information Receiver to

--------------------------------------------------------------------------------
           comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any laws imposing "know your customer" or other identification checks or procedures on a party, but only to the extent that such information is in the possession of, or otherwise readily available to, the Information Provider. The Information Receiver may, to the extent required by law, decline to perform its affected obligations under the Transaction Documents to which it is a party. Any Information Receiver receiving information and documents pursuant to this clause
           12.4 agrees to utilize such information and documents solely for the purpose of complying with applicable anti-money laundering or counter-terrorism financing laws.

     12.5  Compliance with Regulation AB

           In relation to compliance with Regulation AB:

           (a) the Manager and the Trustee acknowledge and agree that the purpose of this clause 12.5 is to facilitate compliance by the Trustee in relation to the Securitisation Fund with the provisions of Regulation AB and related rules and regulations of the Commission to the extent applicable to the Trustee;

           (b) the Manager shall not exercise its right to request delivery of information or other performance under these provisions other than as required to comply with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, including Regulation AB, with respect to the Securitisation Fund. The Manager shall not request the delivery of information or other performance under this clause 12.5 unless the Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Securitisation Fund. The Manager and the Trustee acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB; provided that, to the extent the Manager and the Trustee do not agree with respect to an interpretation of Regulation AB, the Manager and the Trustee shall obtain a written opinion of counsel of U.S. national reputation in the practice of U.S. federal securities laws reasonably acceptable to the Manager and the Trustee, addressed to the Manager and the Trustee, stating the opinion of such counsel with respect to the interpretation of the relevant provision(s) of Regulation AB; provided, further, that the costs and fees of such counsel incurred in the preparation of such written opinion shall be divided equally between the Manager and the Trustee. In relation to the Securitisation Fund, the Trustee shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information within the control of the Trustee or for which the Trustee is responsible necessary in the good faith determination of the Manager to permit the Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Manager, the Trustee, any Subcontractor of the Trustee, the Loans, the

--------------------------------------------------------------------------------
                 servicing of the Loans or any other servicing activities within the meaning of Item 1122 of Regulation AB, reasonably believed by the Manager to be necessary in order to effect such compliance;

           (c) the Manager (including any of its assignees or designees) shall cooperate with the Trustee by providing timely notice of requests for information under these provisions following the Manager becoming aware that it is required under the Exchange Act to file an annual report on Form 10-K in any year and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation AB;

           (d) the Trustee acknowledges and agrees that, to the extent the Manager reasonably determines, upon consultation with, and to the extent agreed with, the Trustee, that the Trustee is "participating in the servicing function" in relation to the Securitisation Fund within the meaning of Item 1122 of Regulation AB, the Trustee will comply with the applicable requirements contained in clause 12.5(e) - (i); provided that, to the extent the Manager and the Trustee do not agree whether the Trustee is "participating in the servicing function" with respect to one or more Servicing Criteria within the meaning of
                 Item 1122 in relation to the Securitisation Fund, the Manager and the Trustee shall obtain a written opinion of counsel of U.S. national reputation in the practice of U.S. federal securities laws reasonably acceptable to the Manager and the Trustee, addressed to the Manager and the Trustee, stating whether, in the opinion of such counsel, the Trustee is "participating in the servicing function" with respect to such Servicing Criteria within the meaning of Item 1122 in relation to the Securitisation Fund; provided, further, that the costs and fees of such counsel incurred in the preparation of such written opinion shall be divided equally between the Manager and the Trustee;

           (e) on or before September 1 of each calendar year, commencing in 2007, the Trustee shall upon the reasonable request of the
                 Manager:

                 (1) deliver to the Manager a report (in form and substance reasonably satisfactory to the Manager) regarding the Trustee's assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended June 30, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Manager and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Schedule A hereto and addressing, at a minimum, the criteria identified in Schedule B hereto as "Applicable Servicing Criteria", but only with respect to such of the Servicing Criteria that the Trustee performs;

                 (2) deliver to the Manager a report of a registered public accounting firm reasonably acceptable to the Manager that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

--------------------------------------------------------------------------------

                 (3) cause each Subcontractor of the Trustee (if any) determined by the Trustee pursuant to clause 12.5(f) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Manager an assessment of compliance and accountants' attestation as and when provided in clause 12.5(e)(1) and
                       (2), but only with respect to such of the Servicing Criteria that such Subcontractor of the Trustee performs;

                 An assessment of compliance provided by a Subcontractor of the Trustee pursuant to clause 12.5(e)(3) need not address any elements of the Servicing Criteria other than those specified by the Trustee pursuant to clause 12.5(f), and need only address such of the Servicing Criteria that such Subcontractor performs;;

           (f)   in relation to the use of Subcontractors:

                 (1) the Trustee shall promptly upon the reasonable request of the Manager provide to the Manager (or any designee of the Manager) a written description (in form and substance satisfactory to the Manager) of the role and function of each Subcontractor utilized by the Trustee, specifying:

                       (A)   the identity of each such Subcontractor;

                       (B) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; and

                       (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause 12.5(f)(1)(B);

                 (2) as a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, (i) the Trustee shall cause any such Subcontractor used by the Trustee for the benefit of the Manager to comply with the provisions of clauses 12.5(e) - (i), 12.6 and 12.7 of this Supplementary Bond Terms Notice to the same extent as if such Subcontractor were the Trustee (provided that in the case of a Subcontractor of the Trustee, the obligations of such Subcontractor under clause 12.5(g) will be owed directly to the Manager and the Trustee will do all things reasonably necessary to cause the Subcontractor to owe such obligations directly to the Manager) and (ii) the Trustee shall obtain the written consent of the Manager (which is not to be unreasonably withheld or delayed) to the utilization of such Subcontractor. The Trustee shall be responsible for obtaining from each Subcontractor and delivering to the Manager any assessment of compliance and accountants' attestation required to be delivered by such Subcontractor under clause 12.5(e) - (i), in each case as and when required to be delivered;

           (g) the Trustee shall indemnify the Manager, and shall hold the Manager harmless from and against any losses, damages, penalties, fines,

--------------------------------------------------------------------------------
                 forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that it sustains directly as a result of:

                 (1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this clause
                       12.5 by or on behalf of the Trustee, or provided under this clause 12.5 by or on behalf of any Subcontractor of the Trustee (collectively, the "Trustee Information"); provided that in the case of any untrue statement of a material fact contained or alleged to be contained in the accountant's letter, the Trustee will indemnify and hold harmless the Manager only to the extent of the sum that the Trustee recovers from the accounting firm providing such accountant's letter (which recovery the Trustee must if the Trustee in good faith determines the Trustee is entitled to do so after taking professional advice pursue including by taking action in any relevant court of competent jurisdiction); provided, further, that the Trustee will not indemnify and hold harmless the Manager to the extent that the untrue statement of a material fact contained or alleged to be contained in the Trustee Information relates to information provided to the Trustee by the Manager or any other party to enable the Trustee to complete its duties under the Transaction Documents; or

                 (2) the omission or alleged omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that this clause 12.5(g)(2) shall be construed solely by reference to the Trustee Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information; provided, further, that in the case of the omission or alleged omission to state in an accountant's letter a material fact required to be stated in the accountant's letter or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Trustee will indemnify and hold harmless the Manager only to the extent of the sum that the Trustee recovers from the accounting firm providing such accountant's letter (which recovery the Trustee must if the Trustee in good faith determines the Trustee is entitled to do so after taking professional advice pursue including by taking action in any relevant court of competent jurisdiction); provided, further, that the Trustee will not indemnify and hold harmless the Manager to the extent that the omission or alleged omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, relates to information provided to the Trustee by the Manager or any other

--------------------------------------------------------------------------------
                       party to enable the Trustee to complete its duties under the Transaction Documents; or

                 (3) any failure by the Trustee or any Subcontractor of the Trustee to deliver any information, report, certification, accountants' letter or other material when and as required under this clause 12.5, including any failure by the Trustee to disclose any non-compliance with any of the Servicing Criteria in a certification or to identify pursuant to clause 12.5(f) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. In the case of any failure of performance described in clause 12.5(g)(3), the Trustee shall promptly reimburse the Manager, for all costs reasonably incurred by the Manager in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Trustee or any Subcontractor of the Trustee;

           (h) any failure by the Trustee or any Subcontractor of the Trustee to:

                 (1) deliver any information, report, certification, accountants' letter or other material when and as required under this clause 12.5, shall, except as provided in clause 12.5(h)(2), immediately and automatically, without notice or grace period, entitle the Manager, in its sole discretion:

                       (A) to remove the Trustee or direct the Trustee to remove the Subcontractor of the Trustee from the performance of any activities which the Manager reasonably determines to constitute "participating in the servicing function" in relation to the Securitisation Fund within the meaning of Item 1122 of Regulation AB; and

                       (B) to replace such party with respect to such activities, each at the expense of the Trustee, without payment (notwithstanding anything in the Transaction Documents to the contrary) of any compensation to the Trustee; provided that to the extent that any provision of the Transaction Documents expressly provides for the survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect;

                 (2) deliver any information, report, certification or accountants' letter when and as required under clause 12.5(e) - (i) or (except as provided below) any failure by the Trustee to identify pursuant to clause 12.5(f) any Subcontractor of the Trustee "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered, shall entitle the Manager, in its sole discretion:

                       (A) to remove the Trustee or direct the Trustee to remove the Subcontractor of the Trustee from the performance of any activities which the Manager reasonably determines to

--------------------------------------------------------------------------------
                             constitute "participating in the servicing function" in relation to the Securitisation Fund within the meaning of Item 1122 of Regulation AB; and

                       (B) to replace such party with respect to such activities, in the case of the Trustee or any Subcontractor of the Trustee, at the expense of the Trustee, without payment (notwithstanding anything in the Transaction Documents to the contrary) of any compensation to the Trustee;

                 provided that to the extent that any provision of the Transaction Documents expressly provides for the survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect; and

           (i) the Trustee shall promptly reimburse the Manager (or any designee of the Manager), for all reasonable expenses incurred by the Manager (or such designee), as such are incurred, in connection with the termination of the Trustee and the transfer of servicing activities within the meaning of Item 1122 of Regulation AB to a successor. The provisions of this clause 12.5(i) shall not limit whatever rights the Manager may have under other provisions of the Transaction Documents or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

     12.6  Direction of claims by the Manager

           (a) If the Trustee is entitled to recover from the accounting firm providing the accountant's letter referred to in clause 12.5(g) by any action, proceeding, claim or demand ((for the purpose of this clause 12.6, a Claim), the Trustee must if the Trustee in good faith determines that it is entitled to do so after taking professional advice pursue such Claim and must promptly notify the Manager in writing of such Claim.

           (b) Upon notice to the Manager of any such Claim under clause 12.6(a), the Manager will have the option to assume the direction of that Claim (including the employment of legal advisers selected by the Trustee but approved by the Manager subject to the payment by the Trustee of all fees and expenses).

           (c) If the Trustee receives notice from the Manager of its election to direct the Claim and the Manager approves the legal advisers selected by the Trustee for the purposes of that Claim, the Trustee will not be liable to the Manager under this clause
                 12.6 for any fees or expenses subsequently incurred by the Manager in connection with the Claim unless the Trustee does not employ legal advisers approved by or on behalf of the Manager to represent the Manager within a reasonable time after notice of the Claim.

     12.7  Direction of defence of claims

           (a) If any action, proceeding, claim or demand brought against the Manager in connection with (i) any untrue statement of a material fact contained or alleged to be contained in the Trustee Information referred to in clause 12.5(g) or (ii) the omission or alleged omission to state in the Trustee

--------------------------------------------------------------------------------

                 Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (for the purpose of this clause 12.7, a Claim), the Trustee will have the option to assume the direction of that Claim (including the employment of legal advisers selected by the Trustee but approved by the Manager subject to the payment by the Trustee of all fees and expenses).

           (b) If the Trustee notifies the Manager in writing of its election to direct the defence of a Claim brought against the Trustee and the Manager approves the legal advisers selected by the Trustee for the purposes of the defence of that Claim, the Trustee will not be liable to the Manager under this clause
                 12.7 for any fees or expenses subsequently incurred by the Manager in connection with the Claim against the Trustee unless the Trustee does not employ legal advisers approved by or on behalf of the Manager to represent the Trustee within a reasonable time after notice of the Claim.

           (c) If any Claim brought against the Trustee is settled with respect to the Trustee with the consent of the Manager or if there is a final judgement against the Trustee in relation to it, the Trustee agrees to indemnify and hold harmless the Manager from and against any loss or liability by reason of such settlement or judgement (other than any fees and expenses incurred in circumstances where the Trustee is not liable for them under clause 12.7(b), or any fees and expenses incurred in connection with any Claim brought against the Trustee that is settled with respect to the Trustee or compromised by the Trustee without the consent of the Manager (unless the Manager has unreasonably withheld its consent)).

--------------------------------------------------------------------------------

13   Financial Default

           For the purposes of the Securitisation Fund and all Transaction Documents relating to the Securitisation Fund, any failure by the Trustee to pay all or part of any Interest Amount on any relevant Payment Date other than the Final Maturity Date does not constitute a Financial Default or an Event of Default for the purposes of the Security Trust Deed.

--------------------------------------------------------------------------------

14   Attorney

           The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.



Dated:   3 October 2006

--------------------------------------------------------------------------------

Signed by
ME Portfolio Management Limited:
by its attorney in the
presence of:


  /s/ David Barber                              /s/ Lachlan Roots
--------------------------------              ----------------------------------
  Witness                                       Attorney


  David Barber                                  Lachlan Roots
--------------------------------              ----------------------------------
  Name (please print)                           Name (please print)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Schedule A - Servicing Criteria to be addressed in assessment of compliance



ME Portfolio Management Limited
Level 23
360 Collins Street
Melbourne  VIC  3000



         [________________] (the "Asserting Party") is responsible for assessing compliance as of June 30, [ ] and for the period from [ ] (date of issuance of SMHL Global Fund No. 9) through June 30, [ ] (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for criteria 229.1122(d)[insert section numbers in Regulation AB that are not applicable to Asserting Party] of the CFR, which have not been determined pursuant to the transaction documents for the SMHL Global Fund No. 9 to be, and the Asserting Party has concluded are not, servicing criteria that the Asserting Party performs, or in which the Asserting Party participates, in relation to SMHL Global Fund No. 9 (the "Applicable Servicing Criteria"). This assessment of compliance is provided in relation to SMHL Global Fund No. 9.

         The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria in relation to SMHL Global Fund No. 9.

         [____________], an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.



[NAME OF ASSERTING PARTY]



Date:
      --------------------------------------



By:

Name:
      --------------------------------------



Title:
      --------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Schedule B - Servicing Criteria to be addressed in assessment of compliance

--------------------------------------------------------------------- ----------
SERVICING CRITERIA                                                    APPLICABLE
                                                                      SERVICING
                                                                      CRITERIA
--------------------------------------------------------------------- ----------
Reference         Criteria
----------------- --------------------------------------------------- ----------
                  General Servicing Considerations
----------------- --------------------------------------------------- ----------
1122(d)(1)(i)     Policies and procedures are instituted to monitor
                  any performance or other triggers and events of
                  default in accordance with the transaction
                  agreements.
----------------- --------------------------------------------------- ----------
1122(d)(1)(ii)    If any material servicing activities are outsourced
                  to third parties, policies and procedures are
                  instituted to monitor the third party's performance
                  and compliance with such servicing activities.
----------------- --------------------------------------------------- ----------
1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans
                  are maintained.
----------------- --------------------------------------------------- ----------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is
                  in effect on the party participating in the
                  servicing function throughout the reporting period
                  in the amount of coverage required by and otherwise
                  in accordance with the terms of the transaction
                  agreements.
----------------- --------------------------------------------------- ----------
                  Cash Collection and Administration
----------------- --------------------------------------------------- ----------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related
                  bank clearing accounts no more than two business
                  days following receipt, or such other number of
                  days specified in the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of
                  an obligor or to an investor are made only by
                  authorized personnel.
----------------- --------------------------------------------------- ----------
1122(d)(2)(iii)   Advances of funds or guarantees regarding
                  collections, cash flows or distributions, and any
                  interest or other fees charged for such advances,
                  are made, reviewed and approved as specified in the
                  transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(2)(iv)    The related accounts for the transaction, such as
                  cash reserve accounts or accounts established as a
                  form of overcollateralization, are separately
                  maintained (e.g., with respect to commingling of
                  cash) as set forth in the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(2)(v)     Each custodial account is maintained at a federally

--------------------------------------------------------------------------------
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository
                  institution" with respect to a foreign financial
                  institution means a foreign financial institution
                  that meets the requirements of Rule 13k-1(b)(1) of
                  the Securities Exchange Act.
----------------- --------------------------------------------------- ----------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.
----------------- --------------------------------------------------- ----------
1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank
                  clearing accounts. These reconciliations are (A)
                  mathematically accurate; (B) prepared within 30
                  calendar days after the bank statement cutoff date,
                  or such other number of days specified in the
                  transaction agreements; (C) reviewed and approved
                  by someone other than the person who prepared the
                  reconciliation; and (D) contain explanations for
                  reconciling items. These reconciling items are
                  resolved within 90 calendar days of their original
                  identification, or such other number of days
                  specified in the transaction agreements.
----------------- --------------------------------------------------- ----------
                  Investor Remittances and Reporting
----------------- --------------------------------------------------- ----------
1122(d)(3)(i)     Reports to investors, including those to be filed
                  with the Commission, are maintained in accordance
                  with the transaction agreements and applicable
                  Commission requirements. Specifically, such reports
                  (A) are prepared in accordance with timeframes and
                  other terms set forth in the transaction
                  agreements; (B) provide information calculated in
                  accordance with the terms specified in the
                  transaction agreements; (C) are filed with the
                  Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by
                  the Servicer.
----------------- --------------------------------------------------- ----------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted
                  in accordance with timeframes, distribution
                  priority and other terms set forth in the
                  transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(3)(iii)   Disbursements made to an investor are posted within
                  two business days to the Servicer's investor
                  records, or such other number of days specified in
                  the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(3)(iv)    Amounts remitted to investors per the investor
                  reports agree with cancelled checks, or other form
                  of payment, or custodial bank statements.
----------------- --------------------------------------------------- ----------
                  Pool Asset Administration
----------------- --------------------------------------------------- ----------

--------------------------------------------------------------------------------

----------------- --------------------------------------------------- ----------
1122(d)(4)(i)     Collateral or security on mortgage loans is
                  maintained as required by the transaction
                  agreements or related mortgage loan documents.
----------------- --------------------------------------------------- ----------
1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded
                  as required by the transaction agreements
----------------- --------------------------------------------------- ----------
1122(d)(4)(iii)   Any additions, removals or substitutions to the
                  asset pool are made, reviewed and approved in
                  accordance with any conditions or requirements in
                  the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor
                  records maintained no more than two business days
                  after receipt, or such other number of days
                  specified in the transaction agreements, and
                  allocated to principal, interest or other items
                  (e.g., escrow) in accordance with the related
                  mortgage loan documents.
----------------- --------------------------------------------------- ----------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans
                  agree with the Servicer's records with respect to
                  an obligor's unpaid principal balance.
----------------- --------------------------------------------------- ----------
1122(d)(4)(vi)    Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications
                  or re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
----------------- --------------------------------------------------- ----------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,
                  forbearance plans, modifications and deeds in lieu
                  of foreclosure, foreclosures and repossessions, as
                  applicable) are initiated, conducted and concluded
                  in accordance with the timeframes or other
                  requirements established by the transaction
                  agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a mortgage loan is
                  delinquent in accordance with the transaction
                  agreements. Such records are maintained on at least
                  a monthly basis, or such other period specified in
                  the transaction agreements, and describe the
                  entity's activities in monitoring delinquent
                  mortgage loans including, for example, phone calls,
                  letters and payment rescheduling plans in cases
                  where delinquency is deemed temporary (e.g.,
                  illness or unemployment).
----------------- --------------------------------------------------- ----------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return
                  for mortgage loans with variable rates are computed
                  based on the related mortgage loan documents.
----------------- --------------------------------------------------- ----------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor
                  (such as

--------------------------------------------------------------------------------
                  escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan
                  documents, on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is paid, or
                  credited, to obligors in accordance with applicable
                  mortgage loan documents and state laws; and (C)
                  such funds are returned to the obligor within 30
                  calendar days of full repayment of the related
                  mortgage loans, or such other number of days
                  specified in the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax
                  or insurance payments) are made on or before the
                  related penalty or expiration dates, as indicated
                  on the appropriate bills or notices for such
                  payments, provided that such support has been
                  received by the servicer at least 30 calendar days
                  prior to these dates, or such other number of days
                  specified in the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
----------------- --------------------------------------------------- ----------
1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two business days to the obligor's
                  records maintained by the servicer, or such other
                  number of days specified in the transaction
                  agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible
                  accounts are recognized and recorded in accordance
                  with the transaction agreements.
----------------- --------------------------------------------------- ----------
1122(d)(4)(xv)    Any external enhancement or other support,
                  identified in Item 1114(a)(1) through (3) or Item
                  1115 of Regulation AB, is maintained as set forth
                  in the transaction agreements.
----------------- --------------------------------------------------- ----------

--------------------------------------------------------------------------------
                                                                         page 19